FOR IMMEDIATE RELEASE

Contact:	Sam Vasisht
On2 Technologies
518-724-3872
svasisht@on2.com

On2 Technologies, Inc. Reports Record Fourth Quarter 2006 Revenue

Annual revenue grows approximately 200% over prior year

TARRYTOWN, NY, (March 8, 2007) -- On2 Technologies, Inc., today announced results for the three months and year ended December 31, 2006.  Revenue was $2,117,000 for the three months ended December 31, 2006, as compared with $1,002,000 for the three months ended December 31, 2005.  Revenue was $6,572,000 for the year ended December 31, 2006 as compared with $2,208,000 for the year ended December 31, 2005. The Company’s net loss was $1,510,000 and $4,846,000 for the three months and year ended December 31, 2006, respectively as compared to $1,118,000 and $4,605,000 for the comparable 2005 periods. The Company’s net loss attributable to common stockholders was $1,575,000 ($0.02 per share) for the three months ended December 31, 2006, compared to a loss of $1,198,000 ($0.01 per share) for the three months ended December 31, 2005. The Company’s net loss attributable to common stockholders for the year ended December 31, 2006 was $5,199,000 ($0.05 per share), as compared with $7,949,000 ($0.09 per share) for the year ended December 31, 2005. The net loss attributable to common stockholders for the year ended December 31, 2005 includes $3,019,000 of deemed dividends and accretion of costs associated with the Series D Preferred Stock and warrants as compared to deemed dividends of $68,000 for the year ended December 31, 2006.

Total operating expenses for the three months ended December 31, 2006 were $2,424,000 as compared with $2,102,000 for the three months ended December 31, 2005. Total operating expenses for the year ended December 31, 2006 were $10,162,000 as compared with $6,497,000 for the year ended December 31, 2005. The increase for the three months ended December 31, 2006 is primarily attributable to an increase in equity-based compensation, and an increase in legal fees associated with the internal investigation of the Company’s former CEO. The increase for the year ended December 31, 2006 is primarily attributable to the increase in stock based compensation and legal fees, as well as an increase in expenses associated with the recruiting and relocation of the Company’s new CEO. For the year ended December 31, 2006, the Company incurred expenses of $216,000 associated with the recruitment and relocation of the Company’s new CEO, outside legal fees of $1,010,000, associated with the internal investigation of the Company’s former CEO, and equity-based compensation of $1,554,000. The increase in equity-based compensation reflects the adoption of the fair value method for employee awards pursuant to SFAS No, 123R effective January 1, 2006.

The Company’s net loss of $4,846,000 for the year ended December 31, 2006 also includes a $1,078,000 charge for the increase in the estimated fair value of a derivative liability associated with warrants issued in connection with the Company’s August 2006 private placement of common stock to an investor group led by MidSummer Capital.

The Company had cash and cash equivalents of $4,961,000 as of December 31, 2006, as compared with $3,976,000 as of December 31, 2005.

The Company further reported the following developments in its business:

•	The Company has had 8 consecutive quarters of continuous growth from each prior quarter, and triple digit growth in each 2006 quarter from corresponding quarters of 2005.

•
The Company reported strong growth in its Flix(R) product line for Adobe(R) Flash(R) video encoding, particularly its flagship Flix Engine products. The Company reported continued adoption of Flix by user generated content and social networking sites.

•
The Company’s advances in mobile and embedded market segments is progressing on schedule. The Company is engaged with more than a dozen leading embedded companies and expects these segments to generate revenue starting 2007.

"2006 saw growing momentum in many facets of our business. We added 95 new customers in the fourth quarter itself, representing 36% growth over Q3, 2006, signed on 4 new distributors/resellers in Europe and Asia, and embarked on meaningful discussions on long term opportunities with many of the top major vendors in embedded and device markets, " said Bill Joll, president and CEO of On2 Technologies.  "Desktop and server based Flash video encoding products under the Flix line continued to gain momentum as the market for VP6 based Flash video strengthens with user generated content, social networking and web video portal sites. Flix is currently the predominant solution for Flash Player 8 and 9 encoding in the market. We are seeing TrueMotion(R) VP6 and VP7 gain strength as demand for video increases in mobile and embedded segments, and VP7 is also starting to gain adoption in web video where very high quality video is required."

“With the current fee structures of our licensing arrangements structured to maximize the potential for recurring revenue streams, and growing demand for our solutions in our target market segments, the initiatives of 2006 have positioned us well to continue the market momentum into 2007,” added Bill Joll. “Importantly, we were cash flow positive for the second consecutive quarter, which is powerful evidence of the increasing traction of our business model.”

The company will host a conference call and a live webcast regarding its fourth quarter results at 5:00 p.m. EST on March 8, 2007.

To access the live webcast, visit

 http://www.vcall.com/IC/CEPage.asp?ID=114326

The webcast replay will be available until March 8, 2008.

If you prefer to dial-in to the call, the information is as follows:

Live Participant Dial In (Toll Free): 877-407-9210
Live Participant Dial In (International): 201-689-8049

Conference Replay Number (Toll Free): 877-660-6853
Conference Replay Number (International): 201-612-7415
Conference Replay Passcodes (both required for playback):

Account #: 286
Conference ID #: 232822

Teleconference Replay Available Until: March 9, 2007, 11:59 PM

The earnings release and related financial information to be discussed during the conference call will be available on the Company’s website at: http://www.on2.com/company/news-room/press-releases/

About On2 Technologies, Inc.
On2 Technologies (Amex: ONT) is a leading technology firm at the forefront of digital video compression. The company revolutionized digital media delivery with the creation of its advanced full-motion, full-screen On2 Video compression and streaming technologies. On2 Video codecs are widely used in the Internet, video-on-demand, VoIP, and mobile media markets. On2’s software is used by such leading global companies as Adobe/Macromedia, AOL, Skype, XM Satellite Radio, Sony, CTTNet, VitalStream, and Tencent. Located in Tarrytown, N.Y., the company has R&D offices in Clifton Park, N.Y., and Cambridge, UK. To contact On2, write to sales@on2.com or visit http://www.on2.com.

Trademarks mentioned in this release are property of their respective owners.

On2 Technologies, Inc.
Condensed Consolidated Balance Sheets

	December 31,
ASSETS	2006	2005

Current assets:
Cash and cash equivalents	$4,961,000	$3,976,000
Marketable securities and short-term investments	154,000	181,000
Accounts receivable, net	1,335,000	746,000
Prepaid expenses and other current assets	231,000	186,000

Total current assets	6,681,000	5,089,000

Intangible assets, net	819,000	1,065,000
Property and equipment, net	157,000	131,000
Other assets	230,000	29,000

Total assets	$7,887,000	$6,314,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$648,000	$649,000
Deferred revenue	708,000	241,000
Term-loan	33,000
Capital lease obligation	24,000	20,000

Total current liabilities	1,413,000	910,000

Capital lease obligation, excluding current portion	29,000	6,000
Convertible debentures, net		244,000
Warrant derivative liability	2,329,000

Total liabilities	3,771,000	1,160,000

Series D Preferred Stock	3,083,000	3,790,000

Stockholders’ equity	1,033,000	1,364,000

Total liabilities and stockholders’ equity	$7,887,000	$6,314,000

On2 Technologies, Inc.
Consolidated Statements of Operations

	Three months ended December 31,			Year ended December 31,
	2006	2005	2004	2006	2005	2004

Revenue	$2,117,000	$1,002,000	$102,000	$6,572,000	$2,208,000	$3,028,000

Operating expenses:
Cost of revenues (1)	511,000	670,000	361,000	2,328,000	1,919,000	1,437,000
Research and development (2)	272,000	280,000	205,000	972,000	1,035,000	884,000
Sales and marketing (2)	470,000	270,000	104,000	1,093,000	794,000	459,000
General and administrative (2)	1,001,000	882,000	910,000	4,384,000	2,749,000	3,068,000
Equity-based compensation:
Research and development	16,000		15,000	98,000		68,000
Sales and marketing	(16,000)		4,000	103,000		19,000
General and administrative	170,000		128,000	1,184,000		583,000

Total operating expenses	2,424,000	2,102,000	1,727,000	10,162,000	6,497,000	6,518,000

Loss from operations	(307,000)	(1,100,000)	(1,625,000)	(3,590,000)	(4,289,000)	(3,490,000)

Interest and other income (expense), net	(1,190,000)	(11,000)	(242,000)	(1,226,000)	(284,000)	47,000

Loss before provision for income taxes	(1,497,000)	(1,111,000)	(1,867,000)	(4,816,000)	(4,573,000)	(3,443,000)

Provision for income taxes	13,000	7,000	(1,000)	30,000	32,000	2,000

Net loss	(1,510,000)	(1,118,000)	(1,866,000)	(4,846,000)	(4,605,000)	(3,445,000)

Convertible preferred stock deemed dividend			120,000	68,000	2,844,000	120,000
Convertible preferred stock 8% dividend	65,000	80,000	57,000	285,000	325,000	57,000
Accretion of costs associated with the Series D Preferred Stock			14,000		175,000	14,000

Net loss attributable to common stockholders	$(1,575,000)	$(1,198,000)	$(2,057,000)	$(5,199,000)	$(7,949,000)	$(3,636,000)

Basic and diluted net loss attributable to common stockholders per common share	$(0.02)	$(0.01)	$(0.03)	$(0.05)	$(0.09)	$(0.05)

Weighted average basic and diluted common shares outstanding	100,603,000	91,581,000	79,627,000	96,642,000	89,183,000	77,187,000

(1) Includes equity-based compensation of $15,000 and 169,000 for the three months and year ended December 31, 2006, respectively. Includes equity-based compensation of $37,000 and $165,000 for the three months and year ended December 31, 2004, respectively.

(2) Excludes equity-based compensation, which is presented separately.